Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2004 Long-Term Incentive Plan of Capital Trust, Inc. of our report dated February 17, 2004, with respect to the consolidated financial statements of Capital Trust, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP

New York, New York
November 1, 2004